As filed with the Securities and Exchange Commission on May 29, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISCONSIN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN

(State or other jurisdiction of incorporation or organization)

39-1391525

(I.R.S. Employer

Identification Number)

231 West Michigan Street

P.O. Box 1331

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Lauber
Vice President and Treasurer
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Erickson Wisconsin Energy Corporation 231 West Michigan Street, P.O. Box 1331 Milwaukee, Wisconsin 53201 (414) 221-2544	John T. W. Mercer Mercer Thompson LLC 191 Peachtree Street, Suite 4410 Atlanta, Georgia 30303-1740 (404) 577-4201

Approximate date of commencement of proposed sale to the public:  From time to time, after this Registration Statement becomes effective as the registrant shall determine, in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)          There is being registered hereunder an indeterminate number or amount of Debt Securities of Wisconsin Energy Corporation as may from time to time be offered at indeterminate prices.

(2)          In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

WISCONSIN ENERGY CORPORATION

Debt Securities

Wisconsin Energy Corporation may issue and sell debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any debt securities that we issue or sell.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “WEC.”

See “Risk Factors” on page 1 for information on certain risks related to the purchase of the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2015.

EX-5.1 OPINION OF JOSHUA M. ERICKSON

EX-23.1 CONSENT OF DELOITTE & TOUCHE LLP

EX-23.2 CONSENT OF DELOITTE & TOUCHE LLP

EX-23.3 CONSENT OF DELOITTE & TOUCHE LLP

EX-24.1 POWER OF ATTORNEY

EX-25.1 FORM T-1, STATEMENT OF ELIGIBILITY

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Energy” refer to Wisconsin Energy Corporation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may issue and sell to the public the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the debt securities we may issue and sell. Each time we issue and sell debt securities, we will provide a prospectus supplement that will contain specific information about the particular debt securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, ranking, maturity and other terms of any debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the debt securities, together with the names and compensation of the underwriters, if any, through which the debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of Wisconsin Energy involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and under the caption “Factors Affecting Results, Liquidity and Capital Resources” in the “Management’s Discussion

and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2014, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN ENERGY

Wisconsin Energy Corporation was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. We conduct our operations primarily in two reportable segments: a utility energy segment and a non-utility energy segment. Our primary subsidiaries are Wisconsin Electric Power Company (“Wisconsin Electric”), Wisconsin Gas LLC (“Wisconsin Gas”) and W.E. Power, LLC (“We Power”).

Utility Energy Segment: Our utility energy segment consists of Wisconsin Electric and Wisconsin Gas.  As of March 31, 2015, we served approximately 1,136,300 electric customers in Wisconsin and the Upper Peninsula of Michigan, 1,092,100 gas customers in Wisconsin and 435 steam customers in metropolitan Milwaukee, Wisconsin. Wisconsin Electric and Wisconsin Gas operate under the trade name of “We Energies.”

Non-Utility Energy Segment: Our non-utility energy segment consists primarily of We Power, which owns and leases to Wisconsin Electric the generating capacity included in our Power the Future strategy.

On June 22, 2014, we entered into an agreement to acquire Integrys Energy Group, Inc. (“Integrys”). The combined company will serve approximately 1.6 million electric customers, 2.8 million gas customers, and own approximately 60% of American Transmission Company LLC. The proposed acquisition is subject to several conditions, including, among others, the receipt of approvals from various government agencies. For additional information on this proposed acquisition and the status of these approvals, see Note 3 — Proposed Acquisition in the Notes to Consolidated Condensed Financial Statements and Corporate Developments in Item 2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Our principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2015(1)	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(2)	5.8x	4.6x	4.2x	3.9x	3.6x	3.3x

(1)               Results of operations for the three months ended March 31, 2015, are not necessarily indicative of the results that may be expected for the entire 2015 fiscal year because of seasonal and other factors.

(2)               These computations include us and our subsidiaries. For these ratios, “earnings” is determined by adding (a) pre-tax income from continuing operations (less undistributed equity in earnings of our unconsolidated affiliates), (b) nonutility amortization of capitalized interest and (c) fixed charges, and subtracting from the total, capitalized interest. “Fixed charges” consists of interest charges on our long-term and short-term debt (including a representative portion of lease expense), capitalized interest, amortization of debt expenses and an amount equal to the earnings before income taxes required to pay preferred dividends of a subsidiary.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our debt securities to fund a portion of the cash consideration for our proposed acquisition of Integrys and related transaction costs, to repay and/or refinance debt, for investments (including equity contributions and loans to affiliates) and/or for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities, subordinated debt securities and junior subordinated debt securities. The debt securities will be issued in one or more series under the indenture described below between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 1999, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The securities resolution for each series of debt securities issued also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable securities resolution for provisions that may be important to you. In the summary below, where applicable, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•                  limit the amount of debt securities that we can issue under the indenture;

•                   limit the number of series of debt securities that we can issue from time to time;

•                  restrict the total amount of debt that we or our subsidiaries may incur; or

•                  contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•                   the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•                   the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•                   the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•                   the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•                   the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•                   the manner of paying principal and interest on the debt securities;

•                   the place or places where principal and interest will be payable;

•                   the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•                   the terms of any conversion or exchange right;

•                   the terms of any redemption of debt securities at the option of holders;

•                   any tax indemnity provisions;

•                   if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•                   the portion of principal payable upon acceleration of any discounted debt security (as described below);

•                   whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•                   whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•                   provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•                  the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•                  any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•                  any provisions relating to the deferral of any interest; and

•                  any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option. (Sections 2.01 and 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

Because we are a holding company and conduct all of our operations through subsidiaries, holders of debt securities will generally have a position that is effectively junior to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Various financing arrangements and regulatory requirements impose restrictions on the ability of our utility subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Under Wisconsin law, our utility subsidiaries are prohibited from loaning funds, either directly or indirectly, to us. The indenture does not limit us or our subsidiaries if we decide to issue additional debt. Some of our operating subsidiaries, including Wisconsin Electric and Wisconsin Gas, have ongoing corporate debt programs used to finance their business activities.

As of March 31, 2015, our direct obligations included $200 million of outstanding Senior Notes and $500 million of Junior Subordinated Debentures. We have a $400 million multi-year bank back-up credit facility to support our short-term debt, but we did not have any short-term debt outstanding at March 31, 2015. In addition, as of March 31, 2015, our utility subsidiaries had approximately $563 million of outstanding short-term debt supported by multi-year bank back-up credit facilities and approximately $5.5 billion of outstanding long-term debt (including approximately $2.8 billion of capitalized leases, approximately $2.7 billion of which are with subsidiaries of We Power and eliminated in consolidation). As of March 31, 2015, subsidiaries of We Power had approximately $1.1 billion of outstanding Senior Notes with mortgage style principal amortizations, and our other non-utility subsidiaries had approximately $72.1 million of outstanding long-term debt (including $20.1 million of intercompany debt). Outstanding preferred stock of Wisconsin Electric as of March 31, 2015, had an aggregate liquidation preference value of $30.4 million and was entitled to annual dividends of approximately $1.2 million.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into another company in a transaction in which we are not the surviving company, or transfer all or substantially all of our assets to another company, unless:

•                  that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•                  that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons;

•                  all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

•                   immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe any differences, an event of default with respect to a series of debt securities will occur if:

•                  we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•                  we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•                  we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•                  we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•                  pursuant to or within the meaning of any Bankruptcy Law we:

•                  commence a voluntary case,

•                  consent to the entry of an order for relief against us in an involuntary case,

•                  consent to the appointment of a custodian for us or for all or substantially all of our property, or

•                  make a general assignment for the benefit of our creditors;

•                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

•                  is for relief against us in an involuntary case,

•                  appoints a custodian for us or for all or substantially all of our property, or

•                  orders us to liquidate; or

•                  there occurs any other event of default provided for in that series. (Section 6.01)

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.  (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may:

•                  reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•                  reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest we may have retained in the securities resolution and described in the prospectus supplement);

•                  change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

•                  reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;

•                  change the currency in which the principal or interest on a debt security is payable;

•                  make any change that materially adversely affects the right to convert or exchange any debt security;

•                  waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

•                  make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments without the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 10.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•                  to cure any ambiguity, omission, defect, or inconsistency;

•                  to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;

•                  to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

•                  to create a series of debt securities and establish its terms;

•                  to provide for a separate trustee for one or more series of debt securities; or

•                  to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”). (Section 8.01)

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•                  irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•                  deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•                  comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes. (Section 8.02)

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations. (Section 8.02)

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Trust Company, National Association) (successor to Bank One Trust Company, N.A.) (successor to The First National Bank of Chicago) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. If the trustee resigns or is removed, or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) In addition, the trustee serves as collateral agent for notes issued by non-utility subsidiaries of We Power. The trustee also serves as trustee for tax-exempt bonds for which Wisconsin Electric is the ultimate obligor. These tax-exempt bonds were repurchased by Wisconsin Electric in August 2009 and are still outstanding, but are not reported as long-term debt because they are held by Wisconsin Electric.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by us and described in the applicable prospectus supplement if any of those debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby.

Debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular debt securities are being sold to underwriters, we shall have sold to such underwriters all of those debt securities other than the debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of debt securities that may stabilize, maintain, or otherwise affect the price of those debt securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon (a) for us by Mercer Thompson LLC, Atlanta, Georgia, and (b) for any underwriters by Hunton & Williams LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Counsel of Wisconsin Energy, will pass upon the validity of the debt securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012, of Integrys Energy Group, Inc., which are incorporated in this prospectus by reference from the Current Report on Form 8-K of Wisconsin Energy filed on May 22, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012, of American Transmission Company LLC, which are incorporated in this prospectus by reference from the Current Report on Form 8-K of Wisconsin Energy filed on May 22, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC (File No. 001-09057) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•                  Annual Report on Form 10-K for the year ended December 31, 2014.

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

•                  Current Reports on Form 8-K filed January 13, 2015, March 13, 2015, April 23, 2015, April 30, 2015, May 12, 2015, and May 22, 2015.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

Wisconsin Energy Corporation

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Ms. Susan H. Martin, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$	*
Trustee’s fees and expenses	50,000	**
Printing fees and expenses	50,000	**
Legal fees and expenses	350,000	**
Accountants’ fees and expenses	150,000	**
Rating agencies’ fees and expenses	1,994,000	**
Miscellaneous expenses	6,000	**

Total	$	***

*

Under Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under this Registration Statement and is therefore not currently determinable.

**

Because an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses for the amount of securities which the registrant is currently authorized to issue, but do not limit the amount of securities that may be offered.

***	Each prospectus supplement will reflect estimated expenses based upon the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wisconsin Energy Corporation (“Wisconsin Energy”) is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy’s Restated Articles of Incorporation or Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of Wisconsin Energy’s Bylaws provides that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Underwriting or purchase agreements entered into by Wisconsin Energy in connection with the securities being registered may provide for indemnification of directors, officers and controlling persons of Wisconsin Energy against certain liabilities, including liabilities under the Securities Act of 1933.

Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 29th day of May 2015.

Wisconsin Energy Corporation

By:	*
Gale E. Klappa
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 29th day of May 2015:

Signature	Title

*	Chairman of the Board and Chief Executive Officer and
Gale E. Klappa	Director — Principal Executive Officer

*	Executive Vice President and Chief Financial Officer — Principal
J. Patrick Keyes	Financial Officer

*	Vice President and Controller — Principal Accounting Officer
Stephen P. Dickson

*	Director
John F. Bergstrom

*	Director
Barbara L. Bowles

*	Director
Patricia W. Chadwick

Signature	Title

*	Director
Curt S. Culver

*	Director
Thomas J. Fischer

*	Director
Henry W. Knueppel

*	Director
Ulice Payne, Jr.

*	Director
Mary Ellen Stanek

* By	/s/ Scott J. Lauber
Scott J. Lauber
As Power of Attorney

WISCONSIN ENERGY CORPORATION
(the “Company”)
(Commission File No. 001-09057)

EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated by Reference To	Filed Herewith

1.1	Form of Underwriting Agreement for Debt Securities.	—	(1)
4.1	Indenture for Debt Securities dated as of March 15, 1999, including, as exhibits, forms of Registered Security and Bearer Security thereunder (the “Indenture”).	Exhibit 4.46 to the Company’s Current Report on Form 8-K dated March 25, 1999.
4.2	Securities Resolution No. 4 of the Company under the Indenture, dated as of March 17, 2003.	Exhibit 4.12 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-69592), filed March 20, 2003.
4.3	Securities Resolution No. 5 of the Company under the Indenture, dated as of May 8, 2007.	Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 8, 2007.
4.4	Form of Securities Resolution for Debt Securities.	—	(1)
5.1	Opinion of Joshua M. Erickson.	—	X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.	Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.
23.1	Consent of Deloitte & Touche LLP.	—	X
23.2	Consent of Deloitte & Touche LLP.	—	X
23.3	Consent of Deloitte & Touche LLP.	—	X
23.4	Consent of Joshua M. Erickson.	—	Contained in Exhibit 5.1.
24.1	Power of Attorney.	—	X
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture.	—	X

(1)         To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.